Exhibit 23.1







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports included in this Form 10-K, as amended, into the Company's previously filed Registration Statements on Form S-4 (File No. 333-60727), and on Form S-8 (File No. 33-42354, No. 33-63510, No. 33-79654, No.
33-79756,  No. 33-79664,  No. 333-48357,  No.  333-68815,  No. 333-81821 and No.
333-94405).




ARTHUR ANDERSEN LLP

Phoenix, Arizona
August 20, 2001